Exhibit 5.1

January 16, 2026

ContextLogic Holdings Inc.

2648 International Blvd.
Suite 301
Oakland, CA 94601

Ladies and Gentleman:

We have acted as special counsel to ContextLogic Holdings Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the  “Commission”) of a Registration Statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations thereunder, in connection with the offering of 14,373,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock,” and the shares of Common Stock covered by the Registration Statement are referred to herein as the “Shares”)  that holders of the Company’s Common Stock may purchase upon exercise of their subscription rights (such offering the “Rights Offering”).

In connection with the opinions expressed below, we have examined originals, telecopies or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Second Amended and Restated Certificate of Incorporation of the Company, and (iii) the Amended and Restated Bylaws of the Company, and such other agreements, certificates and documents of public officials, officers and other representatives of the Company and others as we have deemed necessary as a basis for our opinions set forth below.  We have relied, without independent investigation, as to factual matters on the representations and warranties contained in the Registration Statement and on certificates of public officials and of officers and other representatives of the Company.

In addition, we have examined originals or copies of such corporate records of the Company that we have considered necessary; resolutions of the Company relating to, among other things, the Registration Statement and the Rights Offering, certified by the Company; and such other certificates, agreements and documents that we deemed necessary as a basis for the opinions set forth below. We have relied without independent investigation as to factual matters on certificates of public officials and other representatives of the Company.

We have assumed (a) the legal capacity of all natural persons executing the Registration Statement and such other agreements, certificates and documents; (b) the genuineness of all signatures thereon; (c) the authority of all persons signing the Registration Statement and such other agreements, certificates and documents on behalf of the parties thereto; (d) the authenticity of all documents submitted to us as originals; (e) the conformity to the original of all copies submitted to us as telecopies, photocopies or conformed copies and the authenticity of the originals of such copies; and (f) the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.  In rendering the opinions set forth below, we have also assumed that, except to the extent expressly set forth in the opinions below: (i) the Registration Statement has been duly authorized by the parties thereto; (ii) the Registration Statement has been duly executed and delivered by each party thereto; (iii) each party to the Registration Statement has the requisite power and authority (corporate, company, partnership or other) to execute and deliver and to perform its obligations under, the Registration Statement; and (iv) each party to the Registration Statement will perform its obligations thereunder in accordance with the terms of the Registration Statement.

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ContextLogic Holdings Inc.
January 16, 2026

Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Shares have been duly authorized by the Company and, upon payment and delivery in accordance with the Registration Statement, will be validly issued, fully paid and nonassessable.

In connection with our opinion expressed above, we have assumed that, at or prior to the time of the delivery of any Shares, (i) the Registration Statement, as finally amended, will become effective under the Securities Act and will remain effective on the date of issuance of the Shares and (ii) the authorization of the Shares will not have been modified or rescinded by the board of directors of the Company or a committee thereto and there will not have occurred any change in law affecting the validity or enforceability of such Shares..

We are attorneys admitted to practice in the State of New York, and the opinion expressed above is limited to the laws of the State of Delaware (and not any legislative history, any judicial decisions or any rules, regulations, guidelines, releases or interpretations concerning such statute). We express no opinion regarding any state securities or blue sky laws, or the applicability thereof to the transaction contemplated by the Registration Statement and we do not express any opinion herein concerning any other law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus which forms a part thereof.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

ContextLogic Holdings Inc.
January 16, 2026

The opinion set forth above is being furnished only to you at the request of the Company and solely for your benefit in connection with the transactions contemplated by the Registration Statement.  Except as expressly set forth herein, such opinion may not be relied upon by you in any other manner or by any other Person in any manner or for any purpose and may not be communicated or published by you to any other Person for any purpose without our prior written approval in each instance.  We do not undertake to update, revise or supplement the opinion herein for any reason whatsoever.

Very truly yours,

/s/ McDermott Will & Schulte LLP

MCDERMOTT WILL & SCHULTE LLP